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                                  AMENDMENT NO. 1 TO
                   SILICONIX KEY PROFESSIONAL INCENTIVE BONUS PLAN


    The Siliconix Key Professional Incentive Bonus Plan is hereby amended as follows, effective as of January 1, 1996:

    1. The fifth sentence of Article VIII on page 5 of the Plan is deleted and the following provisions are inserted in its place:

    "The deferral amounts shall be recorded by the Company in an account in the name of the participant which account also shall be credited with interest monthly from the date the bonus award is credited to the participant's account until final distribution of the account at a rate equivalent to the six-month United States Treasury Bill rate on the last business day of the preceding Plan Year. The Company may establish a Rabbi Trust for the purpose of retaining assets set aside for payment of all or a portion of the deferred amounts and credited interest ("benefits"). Any benefits not paid from the Rabbi Trust shall be paid from the Company's general funds, and any benefits paid from the Rabbi Trust shall be credited against and reduce by a corresponding amount the Company's liability under the Plan.
    If the participant dies prior to receiving his/her entire account balance, the balance of his/her account as of the participant's date of death shall be paid to the person(s) designated as the participant's beneficiary under the Siliconix incorporated Retirement Plan, and if there is none, to the participant's estate."

    2. The last sentence of Paragraph B of Article IX on page 6 of the Plan is amended in its entirety to read as follows:

    "If a participant's employment terminates by reason of death, payment of the award shall be made to the person(s) designated as the participant's beneficiary under the Siliconix incorporated Retirement Plan, and if there is none, to the participant's estate."


This Amendment No. 1 is executed effectively as of January 1, 1996.


                                            SILICONIX INCORPORATED


                                            By/s/ Richard J. Kulle
                                              -----------------------
                                                   Richard J. Kulle
                                                   President & CEO




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